ACQUISITION AGREEMENT AND PLAN OF MERGER

                        DATED AS OF OCTOBER 16, 2001

                                   BETWEEN

                         CORONADO EXPOLORATIONS LTD.

                                     AND

                                NATUROL, INC.

TABLE OF CONTENTS


ARTICLE 1. The Merger                                                      1
Section 1.1.     The Merger                                                1
Section 1.2.     Effective Time                                            1
Section 1.3.     Closing of the Merger                                     2
Section 1.4.     Effects of the Merger                                     2
Section 1.5.     Board of Directors and Officers                           2
Section 1.6.     Conversion of Shares                                      3
Section 1.7.     Exchange of Certificates                                  3
Section 1.8.     Stock Options                                             4
Section 1.9.     Taking of Necessary Action;
                 Further Action                                            4

ARTICLE 2. Representations and Warranties of Coronado                      5
  Section 2.1.   Organization and Qualification                            5
  Section 2.2.   Capitalization of Coronado                                5
  Section 2.3.   Authority Relative to this Agreement; Recommendation.     6
  Section 2.4.   SEC Reports; Financial Statements                         6
  Section 2.5.   Information Supplied                                      7
  Section 2.6.   Consents and Approvals; No Violations                     7
  Section 2.7.   No Default                                                8
  Section 2.8.   No Undisclosed Liabilities; Absence of Changes            8
  Section 2.9.   Litigation                                                8
  Section 2.10.  Compliance with Applicable Law                            9
  Section 2.11.  Employee Benefit Plans; Labor Matters                     9
  Section 2.12.  Environmental Laws and Regulations                       11
  Section 2.13.  Tax Matters                                              11
  Section 2.14.  Title To Property                                        12
  Section 2.15.  Intellectual Property                                    12
  Section 2.16.  Insurance                                                12
  Section 2.17.  Vote Required                                            12
  Section 2.18.  Tax Treatment                                            13

  Section 2.19.  Affiliates                                               13
  Section 2.20.  Certain Business Practices                               13
  Section 2.21.  Insider Interests                                        13
  Section 2.22.  Opinion of Financial Adviser                             13
  Section 2.23.  Brokers                                                  13
  Section 2.24.  Disclosure                                               13
  Section 2.25.  No Existing Discussion                                   13
  Section 2.26.  Material Contracts                                       14

ARTICLE 3. Representations and Warranties of Naturol.                     14
  Section 3.1.   Organization and Qualification                           14
  Section 3.2.   Capitalization of Naturol                                15
  Section 3.3.   Authority Relative to this Agreement; Recommendation     16
  Section 3.4.   SEC Reports; Financial Statements                        16
  Section 3.5.   Information Supplied                                     16
  Section 3.6.   Consents and Approvals; No Violations                    17
  Section 3.7.   No Default                                               17
  Section 3.8    No Undisclosed Liabilities; Absence of Changes           17
  Section 3.9.   Litigation                                               18
  Section 3.10.  Compliance with Applicable Law                           18
  Section 3.11.  Employee Benefit Plans; Labor Matters                    19
  Section 3.12.  Environmental Laws and Regulations                       20
  Section 3.13.  Tax Matters                                              20
  Section 3.14.  Title to Property                                        21
  Section 3.15.  Intellectual Property                                    21
  Section 3.16.  Insurance                                                21
  Section 3.17.  Vote Required                                            21
  Section 3.18.  Tax Treatment                                            22
  Section 3.19.  Affiliates                                               22
  Section 3.20.  Certain Business Practices                               22
  Section 3.21.  Insider Interests                                        22
  Section 3.22.  Opinion of Financial Adviser                             22
  Section 3.23.  Brokers                                                  22
  Section 3.24.  Disclosure                                               22
  Section 3.25.  No Existing Discussions                                  22
  Section 3.26.  Material Contracts                                       22

ARTICLE 4. Covenants                                                      23
  Section 4.1.   Conduct of Business of Coronado                          23
  Section 4.2.   Conduct of Business of Naturol                           25
  Section 4.3.   Preparation of 8-K and the Proxy Statement               27
Section 4.4.     Other Potential Acquirers                                27
Section 4.5.     Meetings of Stockholders                                 27
Section 4.6.     NASD OTC:BB Listing                                      28
Section 4.7.     Access to Information                                    28
Section 4.8.     Additional Agreements; Reasonable Efforts.               28

Section 4.9.     Employee Benefits; Stock Option and Employee
                 Purchase Plans                                           28
Section 4.10.    Public Announcements                                     29
Section 4.11.    Indemnification                                          29
Section 4.12.    Notification of Certain Matters                          30

ARTICLE 5. Conditions to Consummation of the Merger                       30
  Section 5.1.   Conditions to Each Party's Obligations to
                 Effect the Merger                                        30
  Section 5.2.   Conditions to the Obligations of Coronado                31
  Section 5.3.   Conditions to the Obligations of Naturol                 31

ARTICLE 6. Termination; Amendment; Waiver                                 32
  Section 6.1.   Termination                                              33
  Section 6.2.   Effect of Termination                                    33
  Section 6.3.   Fees and Expenses                                        33
  Section 6.4.   Amendment                                                33
  Section 6.5.   Extension; Waiver                                        33

ARTICLE 7. Miscellaneous                                                  34
  Section 7.1.   Nonsurvival of Representations and Warranties            34
  Section 7.2.   Entire Agreement; Assignment                             34
  Section 7.3.   Validity                                                 34
  Section 7.4.   Notices                                                  34
  Section 7.5.   Governing Law                                            35
  Section 7.6.   Descriptive Headings                                     35
  Section 7.7.   Parties in Interest                                      35
Section 7.8.     Certain Definitions                                      35
Section 7.9.     Personal Liability                                       35
Section 7.10.    Specific Performance                                     36
Section 7.11.    Counterparts                                             36

                        AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement"), dated as of October 16, 2001, is between CORONADO EXPOLORATIONS LTD., a Delaware corporation ("Coronado") with a place of business at 535 Thurlow Street, Suite 801, BC, Canada, V7N 3G7, and NATUROL, INC., a Nevada corporation ("Naturol") with a place of business at 6265 Stevenson Way, Las Vegas, NV 89119.

     Whereas, the Boards of Directors of Coronado and Naturol each have, in light of and subject to the terms and conditions set forth herein, (i) determined that the Merger (as defined below) is fair to their respective stockholders and in the best interests of such stockholders and (ii) approved the Merger in accordance with this Agreement;

     Whereas, for Federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     Whereas, Coronado and Naturol desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     Now, therefore, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Coronado and Naturol hereby agree as follows:

                                  ARTICLE I

                                 The Merger

     Section 1.1. The Merger. Prior to the Effective Time (as defined below) Coronado shall take such action as is necessary to form a new corporation, as a wholly owned subsidiary of Coronado, Coronado Subsidiary Corp. ("CSC") as a Nevada corporation. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the state of Nevada (the "NGCL"), CSC shall be merged with and into Naturol (as defined below) (the ``Merger`). Following the Merger, Naturol shall continue as the surviving corporation (the "Surviving Corporation"), shall continue to be governed by the laws of the jurisdiction of its incorporation or organization and the separate corporate existence of CSC shall cease. Naturol shall continue its existence as a wholly owned subsidiary of Coronado. Prior to the Effective Time, the parties hereto shall mutually agree as to the name of the Surviving Corporation; however, initially the Surviving Corporation shall be named NATUROL, INC., a Delaware corporation. The Merger is intended to qualify as a tax-free reorganization under Section 368 of the Code as relates to the non-cash exchange of stock referenced herein.

     Section 1.2. Effective Time. Subject to the terms and conditions set forth in this Agreement, a Certificate of Merger (the "Merger Certificate") shall be duly executed and acknowledged by each of Naturol, CSC and Coronado, and thereafter the Merger Certificate reflecting the Merger shall be delivered to the Secretary of State of the State of Nevada for filing pursuant to the NGCL on the Closing Date (as defined in Section 1.3). The Merger shall become effective at such time as a properly executed and certified copy of the Merger Certificate is duly filed by the Secretary of State of the State of Nevada in accordance with the NGCL or such later time as the parties may agree upon and set forth in the Merger Certificate (the time at which the Merger becomes effective shall be referred to herein as the "Effective Time"). Concurrently, at the Effective Time Coronado shall amend its Certificate of Incorporation to change its name to Naturol, Inc.

     Section 1.3. Closing of the Merger. The closing of the Merger (the "Closing") will take place at a time and on a date to be specified by the parties, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Article 5 (the "Closing Date"), at the offices of Sperry Young & Stoecklein, 1850 E.
Flamingo Rd., Suite 111, Las Vegas, Nevada, unless another time, date or place is agreed to in writing by the parties hereto.

     Section 1.4. Effects of the Merger. The Merger shall have the effects set forth in the NGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers of CSC shall vest in the Surviving Corporation, and all debts, liabilities and duties of CSC shall become the debts, liabilities and duties of the Surviving Corporation. Concurrently, Naturol shall remain a wholly owned subsidiary of Coronado.

     Section 1.5. Board of Directors and Officers.

     (a) Board of Directors of CSC. At or prior to the Effective Time, Coronado agrees to take such action as is necessary (i) to cause the number of directors comprising the full Board of Directors of CSC to be one (1) person and (ii) to cause Richard T. Hethey, (the "Coronado Designee") to be elected as director of CSC.

     (b) Board of Directors of Coronado. At or prior to the Effective Time, each of Naturol and Coronado agrees to take such action as is necessary (i) to cause the number of directors comprising the full Board of Directors of Coronado to be three (3) persons and (ii) to cause Paul McClory, Isaac Moss, and Michael J. Ram, (the "Naturol Designees") to be elected as directors of Coronado. In addition, majority stockholders of Coronado at the Effective Time shall take all action necessary to cause, to the greatest extent practicable, the Naturol Designees to serve on Coronado's Board of Directors until the 2002 Annual Meeting. If the Naturol Designee, respectively, shall decline or be unable to serve as a director prior to the Effective Time, Naturol shall nominate another person to serve in such person's stead, which such person shall be subject to approval of the other party. From and after the Effective Time, and until successors are duly elected or appointed and qualified in accordance with applicable law, Paul McClory shall be Chief Executive Officer, President Chairman, Isaac Moss shall be Secretary and Treasurer of Coronado.

     Section 1.6. Conversion of Shares.

     (a) At the Effective Time, each share of common stock, par value $.001 per share of Naturol (individually a "Naturol Share" and collectively, the "Naturol Shares") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Naturol, Coronado, CSC or the holder thereof, be converted into and shall become fully paid and nonassessable Coronado common shares determined by dividing (i) Fifty Million (50,000,000), by (ii) the total number of shares of Naturol, anticipated to be Fifty Million (50,000,000) outstanding at the Effective Time (such quotient, the "Exchange Ratio"). The holder of one or more shares of Naturol common stock shall be entitled to receive in exchange therefor a number of shares of Coronado Common Stock equal to the product of
(x) (the number of shares of Naturol common stock (50,000,000), times (y) (the Exchange Ratio). Coronado Shares and Naturol Shares are sometimes referred to collectively herein as "Shares." By way of example, 50,000,000/50,000,000 = 1.00 (the Exchange Ratio). The number of shares of Naturol common stock held by a stockholder (100,000) times the Exchange Ratio of 1.00 equals 100,000 shares of Coronado Shares to be issued.

     (b) At the Effective Time, each Naturol Share held in the treasury of Naturol, by Naturol immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Naturol, CSC or Coronado be canceled, retired and cease to exist and no payment shall be made with respect thereto.

     Section 1.7. Exchange of Certificates.

     (a) Prior to the Effective Time, Coronado shall enter into an agreement with, and shall deposit with, Sperry Young & Stoecklein, or such other agent or agents as may be satisfactory to Coronado and Naturol (the "Exchange Agent"), for the benefit of the holders of Naturol Shares, for exchange through the Exchange Agent in accordance with this Article I: (i) certificates representing the appropriate number of Coronado Shares to be issued to holders of Naturol Shares issuable pursuant to Section 1.6 in exchange for outstanding Naturol Shares.

     (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Naturol Shares (the "Certificates") whose shares were converted into the right to receive Coronado Shares pursuant to Section 1.6: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Naturol and Coronado may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Coronado Shares. Upon surrender of a Certificate to the Exchange Agent, together with such letter of transmittal, duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Coronado Shares and, if applicable, a check representing the cash consideration to which such holder may be entitled on account of the Cash Fund, which such holder has the right to receive pursuant to the provisions of this Article I, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Naturol
Shares which are not registered in the transfer records of Naturol, a certificate representing the proper number of Coronado Shares may be issued to a transferee if the Certificate representing such Naturol Shares is presented to the Exchange Agent accompanied by all documents required by the Exchange Agent or Coronado to evidence and effect such transfer and by evidence that any applicable stock transfer or other taxes have been paid. Until surrendered as contemplated by this Section 1.7, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing Coronado Shares as contemplated by this Section 1.8.

     (c) No dividends or other distributions declared or made after the Effective Time with respect to Coronado Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Coronado Shares represented thereby until the holder of record of such Certificate shall surrender such Certificate.

     (d) In the event that any Certificate for Naturol Shares or Coronado Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof such Coronado Shares and cash in lieu of fractional
Coronado Shares, if any, as may be required pursuant to this Agreement; provided, however, that Coronado or the Exchange Agent, may, in its respective discretion, require the delivery of a suitable bond, opinion or indemnity.

     (e) All Coronado Shares issued upon the surrender for exchange of Naturol Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Naturol Shares. There shall be no further registration of transfers on the stock transfer books of either of Naturol or Coronado of the Naturol Shares or Coronado Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Coronado for any reason, they shall be canceled and exchanged as provided in this
Article I.

     (f) No fractional Coronado Shares shall be issued in the Merger, but in lieu thereof each holder of Naturol Shares otherwise entitled to a fractional Coronado Share shall, upon surrender of its, his or her Certificate or Certificates, be entitled to receive an additional share to round up to the nearest round number of shares.

     Section 1.8. Stock Options. At the Effective Time, each outstanding option to purchase Naturol Shares, if any (a "Naturol Stock Option" or collectively, "Naturol Stock Options") issued pursuant to any Naturol Stock Option Plan or Naturol Long Term Incentive Plan whether vested or unvested, shall be cancelled.

     Section 1.9. Taking of Necessary Action; Further Action. If, at any time after the Effective Time, Naturol or Coronado reasonably determines that any deeds, assignments, or instruments or confirmations of transfer are necessary or desirable to carry out the purposes of this Agreement and to vest Coronado with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Naturol, the officers and directors of Coronado and Naturol are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary or desirable action.

                                  ARTICLE 2

                 Representations and Warranties of Coronado

     Except as set forth on the Disclosure Schedule delivered by Coronado to Naturol (the "Coronado Disclosure Schedule"), Coronado hereby represents and warrants to Naturol as follows:

     Section 2.1. Organization and Qualification.

     (a) Coronado is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect (as defined below) on Coronado. When used in connection with Coronado, the term "Material Adverse Effect" means any change or effect (i) that is or is reasonably likely to be materially adverse to the business, results of operations, condition (financial or otherwise) or prospects of Coronado, other than any change or effect arising out of general economic conditions unrelated to any business in which Coronado is engaged, or (ii) that may impair the ability of Coronado to perform its obligations hereunder or to consummate the transactions contemplated hereby.

     (b) Coronado has heretofore delivered to Naturol accurate and complete copies of the Certificate of Incorporation and Bylaws (or similar governing documents), as currently in effect, of Coronado. Except as set forth on
Schedule 2.1 of the Coronado Disclosure Schedule, Coronado is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on Coronado.

     Section 2.2. Capitalization of Coronado.

     (a) The authorized capital stock of Coronado consists of Two Hundred Million (200,000,000) Coronado Common Shares, of which, as of July 31, 2001, 25,000,000 Coronado Shares were issued and outstanding. All of the outstanding Coronado Shares have been duly authorized and validly issued, and are fully paid, nonassessable and free of preemptive rights. Except as set forth herein, as of the date hereof, there are no outstanding (i) shares of capital stock or other voting securities of Coronado, (ii) securities of Coronado convertible into or exchangeable for shares of capital stock or voting securities of Coronado, (iii) options or other rights to acquire from Coronado and, except as described in the Coronado SEC Reports (as defined below), no obligations of Coronado to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Coronado, and (iv) equity equivalents, interests in the ownership or earnings of Coronado or other similar rights (collectively, "Coronado Securities"). As of the date hereof, except as set forth on

Schedule 2.2(a) of the Coronado Disclosure Schedule there are no outstanding obligations of Coronado or its subsidiaries to repurchase, redeem or otherwise acquire any Coronado Securities or stockholder agreements, voting trusts or other agreements or understandings to which Coronado is a party or by which it is bound relating to the voting or registration of any shares of capital stock of Coronado. For purposes of this Agreement, ``Lien" means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

     (b) The Coronado Shares constitute the only class of equity securities of Coronado registered or required to be registered under the Exchange Act.

     (c) Coronado does not own directly or indirectly more than fifty percent (50%) of the outstanding voting securities or interests (including membership interests) of any entity, other than as specifically disclosed in the disclosure documents.

     Section 2.3. Authority Relative to this Agreement; Recommendation.

     (a) Coronado has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of Coronado (the "Coronado Board") and no other corporate proceedings on the part of Coronado are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except, as referred to in Section 2.17, the approval and adoption of this Agreement by the holders of at least a majority of the then outstanding Coronado Shares. This Agreement has been duly and validly executed and delivered by Coronado and constitutes a valid, legal and binding agreement of Coronado, enforceable against Coronado in accordance with its terms.

     (b) The Coronado Board has resolved to recommend that the stockholders of Coronado approve and adopt this Agreement.

     Section 2.4. SEC Reports; Financial Statements.

     (a) Coronado has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since the filing of its 10SB on June 9, 1999, each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act (and the rules and regulations promulgated thereunder, respectively), each as in effect on the dates such forms, reports and documents were filed. Coronado has heretofore delivered or promptly will deliver prior to the Effective Date to Naturol, in the form filed with the SEC (including any amendments thereto but excluding any exhibits), (i) its Annual Report on Form 10-KSB for the fiscal year ended January 31, 2001, (ii) all definitive proxy statements relating to Coronado's meetings of stockholders (whether annual or special) held since January 31, 2001, if any, and (iii) all other reports or registration statements filed by

Coronado with the SEC since January 31, 2001 (all of the foregoing, collectively, the "Coronado SEC Reports"). None of such Coronado SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements of Coronado included in the Coronado SEC Reports fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the financial position of Coronado as of the dates thereof and its results of operations and changes in financial position for the periods then ended. All material agreements, contracts and other documents required to be filed as exhibits to any of the Coronado SEC Reports have been so filed.

     (b) Coronado has heretofore made available or promptly will make available to Naturol a complete and correct copy of any amendments or modifications which are required to be filed with the SEC but have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by Coronado with the SEC pursuant to the Exchange Act.

     Section 2.5. Information Supplied. None of the information supplied or to be supplied by Coronado for inclusion or incorporation by reference in connection with the Merger (the "Proxy Statement") will at the date mailed to stockholders of Coronado and at the times of the meeting or meetings of stockholders of Coronado to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to the meeting of Coronado's stockholders to vote on the Merger, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

     Section 2.6. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1916, as amended (the ``HSR Act''), the rules of the National Association of Securities Dealers, Inc. ("NASD"), the filing and recordation of the Merger Certificate as required by the NGCL, and as set forth on Schedule 2.6 of the Coronado Disclosure Schedule no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority (a
"Governmental Entity") is necessary for the execution and delivery by Coronado of this Agreement or the consummation by Coronado of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on Coronado.

     Except as set forth in Section 2.6 of the Coronado Disclosure Schedule, neither the execution, delivery and performance of this Agreement by Coronado nor the consummation by Coronado of the transactions contemplated hereby will
(i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws (or similar governing documents) of Coronado, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Coronado is a party or by which any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Coronado or any of its properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not have a Material Adverse Effect on Coronado.

     Section 2.7. No Default. Except as set forth in Section 2.7 of the Coronado Disclosure Schedule, Coronado is not in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or Bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Coronado is now a party or by which any of its respective properties or assets may be bound or (iii) any order, writ injunction, decree, law, statute, rule or regulation applicable to Coronado or any of its respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults that would not have a Material Adverse Effect on Coronado. Except as set forth in Section 2.7 of the Coronado Disclosure Schedule, each note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Coronado is now a party or by which its respective properties or assets may be bound that is material to Coronado and that has not expired is in full force and effect and is not subject to any material default thereunder of which Coronado is aware by any party obligated to Coronado thereunder.

     Section 2.8. No Undisclosed Liabilities; Absence of Changes. Except as set forth in Section 2.8 of the Coronado Disclosure Schedule and except as and to the extent publicly disclosed by Coronado in the Coronado SEC Reports, as of September 18, 2001, Coronado does not have any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a balance sheet of Coronado (including the notes thereto) or which would have a Material Adverse Effect on Coronado. Except as publicly disclosed by Coronado, since September 18, 2001, Coronado has not incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which could reasonably be expected to have, and there have been no events, changes or effects with respect to Coronado having or which reasonably could be expected to have, a Material Adverse Effect on Coronado. Except as and to the extent publicly disclosed by Coronado in the Coronado SEC Reports and except as set forth in Section 2.8 of the Coronado Disclosure Schedule, since September 18, 2001, there has not been (i) any material change by Coronado in its accounting methods, principles or practices (other than as required after the date hereof by concurrent changes in generally accepted accounting principles), (ii) any revaluation by Coronado of any of its assets having a Material Adverse Effect on Coronado, including, without limitation, any write-down of the value of any assets other than in the ordinary course of business or (iii) any other action or event that would have required the consent of any other party hereto pursuant to Section 4.1 of this Agreement had such action or event occurred after the date of this Agreement.

     Section 2.9. Litigation. Except as publicly disclosed by Coronado in the Coronado SEC Reports, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Coronado, threatened against

Coronado or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Coronado or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Except as publicly disclosed by Coronado in the Coronado SEC Reports, Coronado is not subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen in the future, could reasonably be expected to have a Material Adverse Effect on Coronado or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

     Section 2.10. Compliance with Applicable Law. Except as publicly disclosed by Coronado in the Coronado SEC Reports, Coronado holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the `'Coronado Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not have a Material Adverse Effect on Coronado. Except as publicly disclosed by Coronado in the Coronado SEC Reports, Coronado is in compliance with the terms of the Coronado Permits, except where the failure so to comply would not have a Material Adverse Effect on Coronado. Except as publicly disclosed by Coronado in the Coronado SEC Reports, the business of Coronado is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity except that no representation or warranty is made in this
Section 2.10 with respect to Environmental Laws (as defined in Section 2.12 below) and except for violations or possible violations which do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on Coronado. Except as publicly disclosed by Coronado in the Coronado SEC Reports, no investigation or review by any Governmental Entity with respect to Coronado is pending or, to the knowledge of Coronado, threatened, nor, to the knowledge of Coronado, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which Coronado reasonably believes will not have a Material Adverse Effect on Coronado.

     Section 2.11. Employee Benefit Plans; Labor Matters.

     (a) Except as set forth in Section 2.11(a) of the Coronado Disclosure Schedule with respect to each employee benefit plan, program, policy, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to at any time by Coronado or any entity required to be aggregated with Coronado pursuant to Section 414 of the Code (each, a "Coronado Employee Plan"), no event has occurred and to the knowledge of Coronado, no condition or set of circumstances exists in connection with which Coronado could reasonably be expected to be subject to any liability which would have a Material Adverse Effect on Coronado.

     (b) (i) No Coronado Employee Plan is or has been subject to Title IV of ERISA or Section 412 of the Code; and (ii) each Coronado Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable Internal Revenue Service determination letter, and nothing has occurred which could reasonably be expected to adversely affect such determination.

     (c) Section 2.11(c) of the Coronado Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of each person who holds any Coronado Stock Options, together with the number of Coronado Shares which are subject to such option, the date of grant of such option, the extent to which such option is vested (or will become vested as a result of the Merger), the option price of such option (to the extent determined as of the date hereof), whether such option is a nonqualified stock option or is intended to qualify as an incentive stock option within the meaning of
Section 422(b) of the Code, and the expiration date of such option. Section 2.11(c) of the Coronado Disclosure Schedule also sets forth the total number of such incentive stock options and such nonqualified options. Coronado has furnished Naturol with complete copies of the plans pursuant to which the Coronado Stock Options were issued. Other than the automatic vesting of Coronado Stock Options that may occur without any action on the part of Coronado or its officers or directors, Coronado has not taken any action that would result in any Coronado Stock Options that are unvested becoming vested in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     (d) Coronado has made available to Naturol (i) a description of the terms of employment and compensation arrangements of all officers of Coronado and a copy of each such agreement currently in effect; (ii) copies of all agreements with consultants who are individuals obligating Coronado to make annual cash payments in an amount exceeding $60,000; (iii) a schedule listing all officers of Coronado who have executed a non-competition agreement with Coronado and a copy of each such agreement currently in effect; (iv) copies (or descriptions) of all severance agreements, programs and policies of Coronado with or relating to its employees, except programs and policies required to be maintained by law; and (v) copies of all plans, programs, agreements and other arrangements of Coronado with or relating to its employees which contain change in control provisions all of which are set forth in Section 2.11(d) of the Coronado Disclosure Schedule.

     (e) There shall be no payment, accrual of additional benefits, acceleration of payments, or vesting in any benefit under any Coronado Employee Plan or any agreement or arrangement disclosed under this Section
2.11 solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

     (f) There are no controversies pending or, to the knowledge of Coronado, threatened, between Coronado and any of their employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on Coronado. Neither Coronado nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Coronado or any of its subsidiaries (and neither Coronado nor any of its subsidiaries has any outstanding material liability with respect to any terminated collective bargaining agreement or labor union contract), nor does Coronado know of any activities or proceedings of any labor union to organize any of its or employees. Coronado has no knowledge of any strike, slowdown, work stoppage, lockout or threat thereof, by or with respect to any of its employees.

     Section 2.12. Environmental Laws and Regulations.

     (a) Except as publicly disclosed by Coronado in the Coronado SEC Reports, (i) Coronado is in material compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), except for non-compliance that would not have a Material Adverse Effect on Coronado, which compliance includes, but is not limited to, the possession by Coronado of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) Coronado has not received written notice of, or, to the knowledge of Coronado, is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an ``Environmental Claim") that could reasonably be expected to have a Material Adverse Effect on Coronado; and (iii) to the knowledge of Coronado, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

     (b) Except as publicly disclosed by Coronado, there are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on Coronado that are pending or, to the knowledge of Coronado, threatened against Coronado or, to the knowledge of Coronado, against any person or entity whose liability for any Environmental Claim Coronado has or may have retained or assumed either contractually or by operation of law.

     Section 2.13. Tax Matters.

     (a)  Except  as  set  forth in Section 2.13 of the  Coronado  Disclosure
Schedule: (i) Coronado has filed or has had filed on its behalf in a timely manner (within any applicable extension periods) with the appropriate Governmental Entity all income and other material Tax Returns (as defined herein) with respect to Taxes (as defined herein) of Coronado and all Tax
Returns were in all material respects true, complete and correct; (ii) all material Taxes with respect to Coronado have been paid in full or have been provided for in accordance with GAAP on Coronado's most recent balance sheet which is part of the Coronado SEC Documents. (iii) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income or other material Tax Returns required to be filed by or with respect to Coronado; (iv) to the knowledge of Coronado none of the Tax Returns of or with respect to Coronado is currently being audited or examined by any Governmental Entity; and (v) no deficiency for any income or other material Taxes has been assessed with respect to Coronado which has not been abated or paid in full.

     (b) For purposes of this Agreement, (i) "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority and (ii) "Tax Return" shall mean any report, return, documents declaration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to Taxes.

     Section 2.14. Title to Property. Coronado has good and defensible title to all of its properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on Coronado; and, to Coronado's knowledge, all leases pursuant to which Coronado leases from others real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of Coronado, under any of such leases, any existing material default or event of default (or event which with notice of lapse of time, or both, would constitute a default and in respect of which Coronado has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event, would not have a Material Adverse Effect on Coronado.

     Section 2.15. Intellectual Property.

     (a) Coronado owns, or possesses adequate licenses or other valid rights to use, all existing United States and foreign patents, trademarks, trade names, service marks, copyrights, trade secrets and applications therefor that are material to its business as currently conducted (the "Coronado Intellectual Property Rights").

     (b) The validity of the Coronado Intellectual Property Rights and the title thereto of Coronado is not being questioned in any litigation to which Coronado is a party.

     (c) Except as set forth in Section 2.15(c) of the Coronado Disclosure Schedule, the conduct of the business of Coronado as now conducted does not, to Coronado's knowledge, infringe any valid patents, trademarks, trade names, service marks or copyrights of others. The consummation of the transactions completed hereby will not result in the loss or impairment of any Coronado Intellectual Property Rights.

     (d) Coronado has taken steps it believes appropriate to protect and maintain its trade secrets as such, except in cases where Coronado has elected to rely on patent or copyright protection in lieu of trade secret protection.

     Section 2.16. Insurance. Coronado currently does not maintain general liability and other business insurance.

     Section 2.17. Vote Required. The affirmative vote of the holders of at least a majority of the outstanding Coronado Shares is the only vote of the holders of any class or series of Coronado's capital stock necessary to approve and adopt this Agreement and the Merger.

     Section 2.18. Tax Treatment. Neither Coronado nor, to the knowledge of Coronado, any of its affiliates has taken or agreed to take action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

     Section 2.19. Affiliates. Except for Principal Coronado Stockholder ("PCS") and the directors and executive officers of Coronado, each of whom is listed in Section 2.19 of the Coronado Disclosure Schedule, there are no persons who, to the knowledge of Coronado, may be deemed to be affiliates of Coronado under Rule 1-02(b) of Regulation S-X of the SEC (the "Coronado Affiliates").

     Section 2.20. Certain Business Practices. None of Coronado or any directors, officers, agents or employees of Coronado has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), or (iii) made any other unlawful payment.

     Section 2.21. Insider Interests. Except as set forth in Section 2.21 of the Coronado Disclosure Schedule, neither PCS nor any officer or director of Coronado has any interest in any material property, real or personal, tangible or intangible, including without limitation, any computer software or Coronado Intellectual Property Rights, used in or pertaining to the business of Coronado, except for the ordinary rights of a stockholder or employee stock optionholder.

     Section 2.22. Opinion of Financial Adviser. No advisers, as of the date hereof, have delivered to the Coronado Board a written opinion to the effect that, as of such date, the exchange ratio contemplated by the Merger is fair to the holders of Coronado Shares.

     Section 2.23. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Coronado.

     Section 2.24. Disclosure. No representation or warranty of Coronado in this Agreement or any certificate, schedule, document or other instrument furnished or to be furnished to Naturol pursuant hereto or in connection herewith contains, as of the date of such representation, warranty or instrument, or will contain any untrue statement of a material fact or, at the date thereof, omits or will omit to state a material fact necessary to make any statement herein or therein, in light of the circumstances under which such statement is or will be made, not misleading.

     Section 2.25. No Existing Discussions. As of the date hereof, Coronado is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to any Third Party Acquisition (as defined in Section 4.4).

     Section 2.26. Material Contracts.

     (a) Coronado has delivered or otherwise made available to Naturol true, correct and complete copies of all contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which Coronado is a party affecting the obligations of any party thereunder) to which Coronado is a party or by which any of its properties or assets are bound that are, material to the business, properties or assets of Coronado taken as a whole, including, without limitation, to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of Coronado taken as a whole, all: (i) employment, product design or development, personal services, consulting, non-competition, severance, golden parachute or indemnification contracts (including, without limitation, any contract to which Coronado is a party involving employees of Coronado); (ii) licensing, publishing, merchandising or distribution agreements; (iii) contracts granting rights of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material properties or assets or stock or otherwise entered into since July 1, 2001; (vi) contracts or agreements with any Governmental Entity. and (vii) all commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 4.1 hereof, the "Coronado Contracts"). Coronado is not a party to or bound by any severance, golden parachute or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.

     (b) Each of the Coronado Contracts is valid and enforceable in accordance with its terms, and there is no default under any Coronado Contract so listed either by Coronado or, to the knowledge of Coronado, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Coronado or, to the knowledge of Coronado, any other party, in any such case in which such default or event could reasonably be expected to have a Material Adverse Effect on Coronado.

     (c) No party to any such Coronado Contract has given notice to Coronado of or made a claim against Coronado with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on Coronado.

                                  ARTICLE 3

                  Representations and Warranties of Naturol

     Except as set forth on the Disclosure Schedule delivered by Naturol to Coronado (the "Naturol Disclosure Schedule"), Naturol hereby represents and warrants to Coronado as follows:

     Section 3.1. Organization and Qualification.

     (a) Each of Naturol and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect (as defined below) on Naturol. When used in connection with Naturol, the term "Material Adverse Effect'' means any change or effect (i) that is or is reasonably likely to be materially adverse to the business, results of operations, condition (financial or otherwise) or prospects of Naturol and its subsidiaries, taken as a whole, other than any change or effect arising out of general economic conditions unrelated to any businesses in which Naturol and its subsidiaries are engaged, or (ii) that may impair the ability of Naturol to consummate the transactions contemplated hereby.

     (b) Naturol has heretofore delivered to Coronado accurate and complete copies of the Certificate of Incorporation and Bylaws (or similar governing documents), as currently in effect, of Naturol. Each of Naturol and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on Naturol.

     Section 3.2. Capitalization of Naturol.

     (a) As of August 1, 2001, the authorized capital stock of Naturol consists of; (i) Fifty Million (50,000,000) Naturol common Shares, $0.001 par value, 48,400,000 common Shares were issued and were outstanding. All of the outstanding Naturol Shares have been duly authorized and validly issued, and are fully paid, nonassessable and free of preemptive rights.

     (b) Except as set forth in Section 3.2(b) of the Naturol Disclosure Schedule, Naturol is the record and beneficial owner of all of the issued and outstanding shares of capital stock of its subsidiaries.

     (c) Except as set forth in Section 3.2(c) of the Naturol Disclosure Schedule and the 506 offering dated August 15, 2001 and any amendment thereto, whereby Naturol is offering 1,600,000 Shares at $0.25 per share, between September 1, 2001 and the date hereof, no shares of Naturol's capital stock have been issued and no Naturol Stock options have been granted. Except as set forth in Section 3.2(a) above, as of the date hereof, there are no outstanding (i) shares of capital stock or other voting securities of Naturol, (ii) securities of Naturol or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of Naturol,
(iii) options or other rights to acquire from Naturol or its subsidiaries, or obligations of Naturol or its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Naturol, or (iv) equity equivalents, interests in the ownership or earnings of Naturol or its subsidiaries or other similar rights (collectively, "Naturol Securities"). As of the date hereof, there are no outstanding obligations of Naturol or any of its subsidiaries to repurchase, redeem or otherwise acquire any Naturol Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which Naturol is a party or by which it is bound relating to the voting or registration of any shares of capital stock of Naturol.

     (d) Except as set forth in Section 3.2(d) of the Naturol Disclosure Schedule, there are no securities of Naturol convertible into or exchangeable for, no options or other rights to acquire from Naturol, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any subsidiary of Naturol.

     (e) The Naturol Shares constitute the only class of equity securities of Naturol or its subsidiaries.

     (f) Except as set forth in Section 3.2(f) of the Naturol Disclosure Schedule, Naturol does not own directly or indirectly more than fifty percent (50%) of the outstanding voting securities or interests (including membership interests) of any entity.

     Section 3.3. Authority Relative to this Agreement; Recommendation.

     (a) Naturol has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Naturol (the "Naturol Board"), and no other corporate proceedings on the part of Naturol are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except, as referred to in Section 3.17, the approval and adoption of this Agreement by the holders of at least a majority of the then outstanding Naturol Shares. This Agreement has been duly and validly executed and delivered by Naturol and constitutes a valid, legal and binding agreement of Naturol, enforceable against Naturol in accordance with its terms.

     (b) The Naturol Board has resolved to recommend that the stockholders of Naturol approve and adopt this Agreement.

     Section 3.4. SEC Reports; Financial Statements. Naturol is not required to file forms, reports and documents with the SEC.

     Section 3.5. Information Supplied. None of the information supplied or to be supplied by Naturol for inclusion or incorporation by reference to (i) the 8-K will, at the time the 8-K is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement will, at the date mailed to stockholders of Coronado, if any, and at the times of the meeting or meetings of stockholders of Coronado to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to the meeting of Naturol's stockholders to vote on the Merger, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, and the 8-K will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

     Section 3.6. Consents and Approvals; No Violations. Except as set forth in Section 3.6 of the Naturol Disclosure Schedule, and for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act, the rules of the NASD, and the filing and recordation of the Merger Certificate as required by the NGCL, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Naturol of this Agreement or the consummation by Naturol of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on Naturol.

     Neither the execution, delivery and performance of this Agreement by Naturol nor the consummation by Naturol of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws (or similar governing documents) of Naturol or any of Naturol's subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Naturol or any of Naturol's subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Naturol or any of Naturol's subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not have a Material Adverse Effect on Naturol.

     Section 3.7. No Default. None of Naturol or any of its subsidiaries is in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or Bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Naturol or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to Naturol, its subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults that would not have a Material Adverse Effect on Naturol. Each note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Naturol or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound that is material to Naturol and its subsidiaries taken as a whole and that has not expired is in full force and effect and is not subject to any material default thereunder of which Naturol is aware by any party obligated to Naturol or any subsidiary thereunder.

     Section 3.8. No Undisclosed Liabilities; Absence of Changes. Except as and to the extent disclosed by Naturol in the Naturol, none of Naturol or its subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Naturol and its consolidated subsidiaries (including the notes thereto) or which would have a Material Adverse Effect on Naturol. Except as disclosed by Naturol, none of Naturol or its subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which could reasonably be expected to have, and there have been no events, changes or effects with respect to Naturol or its subsidiaries having or which could reasonably be expected to have, a Material Adverse Effect on Naturol. Except as and to the extent disclosed by Naturol there has not been
(i) any material change by Naturol in its accounting methods, principles or practices (other than as required after the date hereof by concurrent changes in generally accepted accounting principles), (ii) any revaluation by Naturol of any of its assets having a Material Adverse Effect on Naturol, including, without limitation, any write-down of the value of any assets other than in the ordinary course of business or (iii) any other action or event that would have required the consent of any other party hereto pursuant to Section 4.2 of this Agreement had such action or event occurred after the date of this Agreement.

     Section 3.9. Litigation. Except as set forth in Schedule 3.9 of the Naturol Disclosure Schedule there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Naturol, threatened against Naturol or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Naturol or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Except as disclosed by Naturol, none of Naturol or its subsidiaries is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen in the future, could reasonably be expected to have a Material Adverse Effect on Naturol or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

     Section 3.10. Compliance with Applicable Law. Except as disclosed by Naturol, Naturol and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Naturol Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not have a Material Adverse Effect on Naturol. Except as disclosed by Naturol, Naturol and its subsidiaries are in compliance with the terms of the Naturol Permits, except where the failure so to comply would not have a Material Adverse Effect on Naturol. Except as disclosed by Naturol, the businesses of Naturol and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity except that no representation or warranty is made in this
Section 3.10 with respect to Environmental Laws and except for violations or possible violations which do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on Naturol. Except as disclosed by Naturol no investigation or review by any Governmental Entity with respect to Naturol or its subsidiaries is pending or, to the knowledge of Naturol, threatened, nor, to the knowledge of Naturol, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which Naturol reasonably believes will not have a Material Adverse Effect on Naturol.

     Section 3.11. Employee Benefit Plans; Labor Matters.

     (a) With respect to each employee benefit plan, program, policy, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA), maintained or contributed to at any time by Naturol, any of its subsidiaries or any entity required to be aggregated with Naturol or any of its subsidiaries pursuant to
Section 414 of the Code (each, a "Naturol Employee Plan"), no event has occurred and, to the knowledge of Naturol, no condition or set of circumstances exists in connection with which Naturol or any of its subsidiaries could reasonably be expected to be subject to any liability which would have a Material Adverse Effect on Naturol.

     (b) (i) No Naturol Employee Plan is or has been subject to Title IV of ERISA or Section 412 of the Code; and (ii) each Naturol Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable Internal Revenue Service determination letter, and nothing has occurred which could reasonably be expected to adversely affect such determination.

     (c) Section 3.11(c) of the Naturol Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of each person who holds any Naturol Stock Options, together with the number of Naturol Shares which are subject to such option, the date of grant of such option, the extent to which such option is vested (or will become vested as a result of the Merger), the option price of such option (to the extent determined as of the date hereof), whether such option is a nonqualified stock option or is intended to qualify as an incentive stock option within the meaning of
Section 422(b) of the Code, and the expiration date of such option. Section 3.11(c) of the Naturol Disclosure Schedule also sets forth the total number of such incentive stock options and such nonqualified options. Naturol has furnished Coronado with complete copies of the plans pursuant to which the Naturol Stock Options were issued. Other than the automatic vesting of Naturol Stock Options that may occur without any action on the part of Naturol or its officers or directors, Naturol has not taken any action that would result in any Naturol Stock Options that are unvested becoming vested in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     (d) Naturol has made available to Coronado (i) a description of the terms of employment and compensation arrangements of all officers of Naturol and a copy of each such agreement currently in effect; (ii) copies of all agreements with consultants who are individuals obligating Naturol to make annual cash payments in an amount exceeding $60,000; (iii) a schedule listing all officers of Naturol who have executed a non-competition agreement with Naturol and a copy of each such agreement currently in effect; (iv) copies (or descriptions) of all severance agreements, programs and policies of Naturol with or relating to its employees, except programs and policies required to be maintained by law; and (v) copies of all plans, programs, agreements and other arrangements of the Naturol with or relating to its employees which contain change in control provisions.

     (e) Except as disclosed in Section 3.11(e) of the Naturol Disclosure Schedule there shall be no payment, accrual of additional benefits, acceleration of payments, or vesting in any benefit under any Naturol Employee Plan or any agreement or arrangement disclosed under this Section
3.11 solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

     (f) There are no controversies pending or, to the knowledge of Naturol threatened, between Naturol or any of its subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on Naturol. Neither Naturol nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Naturol or any of its subsidiaries (and neither Naturol nor any of its subsidiaries has any outstanding material liability with respect to any terminated collective bargaining agreement or labor union contract), nor does Naturol know of any activities or proceedings of any labor union to organize any of its or any of its subsidiaries' employees. Naturol has no knowledge of any strike, slowdown, work stoppage, lockout or threat thereof by or with respect to any of its or any of its subsidiaries' employees.

     Section 3.12. Environmental Laws and Regulations.

     (a) Except as disclosed by Naturol, (i) each of Naturol and its subsidiaries is in material compliance with all Environmental Laws, except for non-compliance that would not have a Material Adverse Effect on Naturol, which compliance includes, but is not limited to, the possession by Naturol and its subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) none of Naturol or its subsidiaries has received written notice of, or, to the knowledge of Naturol, is the subject of, any Environmental Claim that could reasonably be expected to have a Material Adverse Effect on Naturol; and (iii) to the knowledge of Naturol, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

     (b) Except as disclosed by Naturol, there are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on Naturol that are pending or, to the knowledge of Naturol, threatened against Naturol or any of its subsidiaries or, to the knowledge of Naturol, against any person or entity whose liability for any Environmental Claim Naturol or its subsidiaries has or may have retained or assumed either contractually or by operation of law.

     Section 3.13. Tax Matters. Except as set forth in Section 3.13 of the Naturol Disclosure Schedule: (i) Naturol and each of its subsidiaries has filed or has had filed on its behalf in a timely manner (within any applicable extension periods) with the appropriate Governmental Entity all income and other material Tax Returns with respect to Taxes of Naturol and each of its subsidiaries and all Tax Returns were in all material respects true, complete and correct; (ii) all material Taxes with respect to Naturol and each of its subsidiaries have been paid in full or have been provided for in accordance with GAAP on Naturol's most recent balance sheet which is part of the Naturol SEC Documents; (iii) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income or other material Tax Returns required to be filed by or with respect to Naturol or its subsidiaries; (iv) to the knowledge of Naturol none of the Tax Returns of or with respect to Naturol or any of its subsidiaries is currently being audited or examined by any Governmental Entity; and (v) no deficiency for any income or other material Taxes has been assessed with respect to Naturol or any of its subsidiaries which has not been abated or paid in full.

     Section 3.14. Title to Property. Naturol and each of its subsidiaries have good and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on Naturol; and, to Naturol's knowledge, all leases pursuant to which Naturol or any of its subsidiaries lease from others real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of Naturol, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which Naturol or such subsidiary has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event of default would not have a Material Adverse Effect on Naturol.

     Section 3.15. Intellectual Property.

     (a) Each of Naturol and its subsidiaries owns, or possesses adequate licenses or other valid rights to use, all existing United States and foreign patents, trademarks, trade names, services marks, copyrights, trade secrets, and applications therefor that are material to its business as currently conducted (the "Naturol Intellectual Property Rights").

     (b) Except as set forth in Section 3.15(b) of the Naturol Disclosure Schedule the validity of the Naturol Intellectual Property Rights and the title thereto of Naturol or any subsidiary, as the case may be, is not being questioned in any litigation to which Naturol or any subsidiary is a party.

     (c) The conduct of the business of Naturol and its subsidiaries as now conducted does not, to Naturol's knowledge, infringe any valid patents, trademarks, tradenames, service marks or copyrights of others. The consummation of the transactions contemplated hereby will not result in the loss or impairment of any Naturol Intellectual Property Rights.

     (d) Each of Naturol and its subsidiaries has taken steps it believes appropriate to protect and maintain its trade secrets as such, except in cases where Naturol has elected to rely on patent or copyright protection in lieu of trade secret protection.

     Section 3.16. Insurance. Naturol and its subsidiaries maintain general liability and other business insurance that Naturol believes to be reasonably prudent for its business.

     Section 3.17. Vote Required. The affirmative vote of the holders of at least a majority of the outstanding Naturol Shares is the only vote of the holders of any class or series of Naturol's capital stock necessary to approve and adopt this Agreement and the Merger.

     Section 3.18. Tax Treatment. Neither Naturol nor, to the knowledge of Naturol, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

     Section 3.19. Affiliates. Except for the directors and executive officers of Naturol, each of whom is listed in Section 3.19 of the Naturol Disclosure Schedule, there are no persons who, to the knowledge of Naturol, may be deemed to be affiliates of Naturol under Rule 1-02(b) of Regulation S-X of the SEC (the "Naturol Affiliates").

     Section 3.20. Certain Business Practices. None of Naturol, any of its subsidiaries or any directors, officers, agents or employees of Naturol or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the FCPA, or (iii) made any other unlawful payment.

     Section 3.21. Insider Interests. Except as set forth in Section 3.21 of the Naturol Disclosure Schedule, no officer or director of Naturol has any interest in any material property, real or personal, tangible or intangible, including without limitation, any computer software or Naturol Intellectual Property Rights, used in or pertaining to the business of Naturol or any subsidiary, except for the ordinary rights of a stockholder or employee stock optionholder.

     Section 3.22. Opinion of Financial Adviser. No advisers, as of the date hereof, have delivered to the Naturol Board a written opinion to the effect that, as of such date, the exchange ratio contemplated by the Merger is fair to the holders of Naturol Shares.

     Section 3.23. Brokers. No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Naturol.

     Section 3.24. Disclosure. No representation or warranty of Naturol in this Agreement or any certificate, schedule, document or other instrument furnished or to be furnished to Coronado pursuant hereto or in connection herewith contains, as of the date of such representation, warranty or instrument, or will contain any untrue statement of a material fact or, at the date thereof, omits or will omit to state a material fact necessary to make any statement herein or therein, in light of the circumstances under which such statement is or will be made, not misleading.

     Section 3.25. No Existing Discussions. As of the date hereof, Naturol is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to any Third Party Acquisition (as defined in Section 5.4).

     Section 3.26. Material Contracts.

     (a) Naturol has delivered or otherwise made available to Coronado true, correct and complete copies of all contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which Naturol is a party affecting the obligations of any party thereunder) to which Naturol or any of its subsidiaries is a party or by which any of their properties or assets are bound that are, material to the business, properties or assets of Naturol and its subsidiaries taken as a whole, including, without limitation, to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of Naturol and its subsidiaries taken as a whole, all: (i) employment, product design or development, personal services, consulting, non-competition, severance, golden parachute or indemnification contracts (including, without limitation, any contract to which Naturol is a party involving employees of Naturol); (ii) licensing, publishing, merchandising or distribution agreements; (iii) contracts granting rights of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material properties or assets or stock or otherwise. (vi) contracts or agreements with any Governmental Entity; and (vii) all commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 5.2 hereof, the `Naturol Contracts"). Neither Naturol nor any of its subsidiaries is a party to or bound by any severance, golden parachute or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.

     (b) Each of the Naturol Contracts is valid and enforceable in accordance with its terms, and there is no default under any Naturol Contract so listed either by Naturol or, to the knowledge of Naturol, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Naturol or, to the knowledge of Naturol, any other party, in any such case in which such default or event could reasonably be expected to have a Material Adverse Effect on Naturol.

     (c) No party to any such Naturol Contract has given notice to Naturol of or made a claim against Naturol with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on Naturol.

                                  ARTICLE 4

                                  Covenants

     Section 4.1. Conduct of Business of Coronado. Except as contemplated by this Agreement or as described in Section 4.1 of the Coronado Disclosure Schedule, during the period from the date hereof to the Effective Time, Coronado will conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organization, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in
Section 4.1 of the Coronado Disclosure Schedule, prior to the Effective Time, Coronado will not, without the prior written consent of Naturol:

     (a) amend its Certificate of Incorporation or Bylaws (or other similar governing instrument);

     (b) amend the terms of any stock of any class or any other securities (except bank loans) or equity equivalents.

     (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities;

     (d)  adopt  a  plan  of  complete or partial  liquidation,  dissolution,
merger,    consolidation,    restructuring,   recapitalization    or    other
reorganization of Coronado (other than the Merger);

     (e) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings or issuances of letters of credit under existing lines of credit in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person.
(iii) make any loans, advances or capital contributions to, or investments in, any other person; (iv) pledge or otherwise encumber shares of capital stock of Coronado; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon (other than tax Liens for taxes not yet due);

     (f) except as may be required by law, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units); provided, however, that this paragraph (f) shall not prevent Coronado from (i) entering into employment agreements or severance agreements with employees in the ordinary course of business and consistent with past practice or (ii) increasing annual compensation and/or providing for or amending bonus arrangements for employees for fiscal 1999 in the ordinary course of year-end compensation reviews consistent with past practice and paying bonuses to employees for fiscal 1999 in amounts previously disclosed to Naturol (to the extent that such compensation increases and new or amended bonus arrangements do not result in a material increase in benefits or compensation expense to Coronado);

     (g) acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions (other than in the ordinary course of business);

     (h) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

     (i) revalue in any material respect any of its assets including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;

     (j) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to Coronado; (iii) authorize any new capital expenditure or expenditures which, individually is in excess of $1,000 or, in the aggregate, are in excess of $5,000; provided, however that none of the foregoing shall limit any capital expenditure required pursuant to existing contracts;

     (k) make any tax election or settle or compromise any income tax liability material to Coronado;

     (l) settle or compromise any pending or threatened suit, action or claim which (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which could have a Material Adverse Effect on Coronado;

     (m) commence any material research and development project or terminate any material research and development project that is currently ongoing, in either case, except pursuant to the terms of existing contracts or in the ordinary course of business; or

     (n) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through 4.1(m) or any action which would make any of the representations or warranties of contained in this Agreement untrue or incorrect.

     Section 4.2. Conduct of Business of Naturol. Except as contemplated by this Agreement or as described in Section 4.2 of the Naturol Disclosure Schedule during the period from the date hereof to the Effective Time, Naturol will conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organization, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in
Section 4.2 of the Naturol Disclosure Schedule, prior to the Effective Time, Naturol will not, without the prior written consent of:

     (a) amend its Certificate of Incorporation or Bylaws (or other similar governing instrument);

     (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except bank loans) or equity equivalents (including, without limitation, any stock options or stock appreciation rights;

       (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities;

     (d) adopt a plan of complete or partial liquidation, dissolution, merger consolidation, restructuring, re-capitalization or other reorganization of Naturol (other than the Merger);

     (e) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings or issuances of letters of credit under existing lines of credit in the ordinary course of business. (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person;
(iii) make any loans, advances or capital contributions to or investments in, any other person; (iv) pledge or otherwise encumber shares of capital stock of Naturol or its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon (other than tax Liens for taxes not yet due);

     (f) except as may be required by law, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units); provided, however, that this paragraph (f) shall not prevent Naturol or its subsidiaries from (i) entering into employment agreements or severance agreements with employees in the ordinary course of business and consistent with past practice or (ii) increasing annual compensation and/or providing for or amending bonus arrangements for employees for fiscal 1999 in the ordinary course of yearend compensation reviews consistent with past practice and paying bonuses to employees for fiscal 1999 in amounts previously disclosed to (to the extent that such compensation increases and new or amended bonus arrangements do not result in a material increase in benefits or compensation expense to Naturol);

     (g) acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions other than in the ordinary course of business;

     (h) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

     (i) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory of writing-off notes or accounts receivable other than in the ordinary course of business;

     (j) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to Naturol; (iii) authorize any new capital expenditure or expenditures which, individually, is in excess of $1,000 or, in the aggregate, are in excess of $5,000: provided, however that none of the foregoing shall limit any capital expenditure required pursuant to existing contracts;

     (k) make any tax election or settle or compromise any income tax liability material to Naturol and its subsidiaries taken as a whole;

     (l) settle or compromise any pending or threatened suit, action or claim which (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which could have a Material Adverse Effect on Naturol;

     (m) commence any material research and development project or terminate any material research and development project that is currently ongoing, in either case, except pursuant to the terms of existing contracts or except in the ordinary course of business; or

     (n) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through 4.2(m) or any action which would make any of the representations or warranties of the Naturol contained in this Agreement untrue or incorrect.

     Section 4.3. Preparation of 8-K and the Proxy Statement. Naturol and Coronado shall promptly prepare and file with the SEC the Proxy Statement, if required by counsel.

     Section 4.4. Other Potential Acquirers.

     (a) Naturol, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any Third Party Acquisition.

     Section 4.5. Meetings of Stockholders. Each of Naturol and Coronado shall take all action necessary, in accordance with the respective General Corporation Law of its respective state, and its respective certificate of incorporation and bylaws, to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable, to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby. The stockholder votes required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by the NGCL and its charter and bylaws, in the case of Coronado and the General Corporation Law of its respective state, and its charter and bylaws, in the case of Naturol. Coronado and Naturol will, through their respective Boards of Directors, recommend to their respective stockholders approval of such matters

     Section 4.6. OTC:BB Listing. The parties shall use all reasonable efforts to cause the Coronado Shares, subject to Rule 144, to be traded on the Over The Counter Bulletin Board (OTC:BB).

     Section 4.7. Access to Information.

     (a) Between the date hereof and the Effective Time, Coronado will give Naturol and its authorized representatives, and Naturol will give Coronado and its authorized representatives, reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of itself and its subsidiaries, will permit the other party to make such inspections as such party may reasonably require and will cause its officers and those of its subsidiaries to furnish the other party with such financial and operating data and other information with respect to the business and properties of itself and its subsidiaries as the other party may from time to time reasonably request.

     (b) Between the date hereof and the Effective Time, Coronado shall furnish to Naturol, and Naturol will furnish to Coronado, within 25 business days after the end of each quarter, quarterly statements prepared by such party (in conformity with its past practices) as of the last day of the period then ended.

     (c) Each of the parties hereto will hold and will cause its consultants and advisers to hold in confidence all documents and information furnished to it in connection with the transactions contemplated by this Agreement.

     Section 4.8. Additional Agreements, Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation,
(i) cooperating in the preparation and filing of the Proxy Statement and the 8-K, any filings that may be required under the HSR Act, and any amendments to any thereof; (ii) obtaining consents of all third parties and Governmental Entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement; (iii) contesting any legal proceeding relating to the Merger and (iv) the execution of any additional instruments necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, Naturol and Coronado agree to use all reasonable efforts to cause the Effective Time to occur as soon as practicable after the stockholder votes with respect to the Merger. In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

     Section 4.9. Employee Benefits; Stock Option and Employee Purchase Plans. It is the parties' present intent to provide after the Effective Time to employees of Naturol employee benefit plans (other than stock option or other plans involving the potential issuance of securities of Coronado) which, in the aggregate, are not less favorable than those currently provided by Naturol. Notwithstanding the foregoing, nothing contained herein shall be construed as requiring the parties to continue any specific employee benefit plans.

     Section 4.10. Public Announcements. Naturol, and Coronado will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with the NASD Over The Counter Bulletin Board (OTC:BB) as determined by Naturol or Coronado.

     Section 4.11. Indemnification.

     (a) To the extent, if any, not provided by an existing right under one of the parties' directors and officers liability insurance policies, from and after the Effective Time, Coronado shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer or employee of the parties hereto or any subsidiary thereof (each an "Indemnified Party" and, collectively, the ``Indemnified Parties") against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement arising out of actions or omissions occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective
Time) that are in whole or in part (i) based on, or arising out of the fact that such person is or was a director, officer or employee of such party or a subsidiary of such party or (ii) based on, arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such loss expense, claim, damage or liability (whether or not arising before the Effective Time), (i) Coronado shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Coronado, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the NGCL or its certificate of incorporation or bylaws, (ii) Coronado will cooperate in the defense of any such matter and
(iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the NGCL and Coronado's certificate of incorporation or bylaws shall be made by independent counsel mutually acceptable to Coronado and the Indemnified Party; provided, however, that Coronado shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, conflict on any significant issue between positions of any two or more Indemnified Parties.

       (b) In the event Coronado or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity or such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Coronado shall assume the obligations set forth in this Section 4.11.

     (c) To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of Coronado and Naturol and their subsidiaries with respect to their activities as such prior to the Effective Time, as provided in Coronado's and Naturol's certificate of incorporation or bylaws, in effect on the date thereof or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

     (d) The provisions of this Section 4.11 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

     Section 4.12. Notification of Certain Matters. The parties hereto shall give prompt notice to the other parties, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by such party or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract or agreement material to the financial condition, properties, businesses or results of operations of such party and its subsidiaries taken as a whole to which such party or any of its subsidiaries is a party or is subject, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (v) any material adverse change in their respective financial condition, properties, businesses, results of operations or prospects taken as a whole, other than changes resulting from general economic conditions; provided, however, that the delivery of any notice pursuant to this Section 4.12 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                                  ARTICLE 5

                  Conditions to Consummation of the Merger

     Section 5.1. Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) this Agreement shall have been approved and adopted by the requisite vote of the stockholders of Coronado and Naturol;

     (b) this Agreement shall have been approved and adopted by the Board of Directors of Coronado and Naturol;

     (c) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or United States governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Merger;

     (d) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired, and any other governmental or regulatory notices or approvals required with respect to the transactions contemplated hereby shall have been either filed or received; and

     Section 5.2. Conditions to the Obligations of Coronado. The obligation of Coronado to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) the representations of Naturol contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct (except to the extent that the breach thereof would not have a Material Adverse Effect on Naturol) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date), and at the Closing Naturol shall have delivered to Coronado a certificate to that effect;

     (b) each of the covenants and obligations of Naturol to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing Naturol shall have delivered to Coronado a certificate to that effect;

       (d) Naturol shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the Merger as relates to any obligation, right or interest of Naturol under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of Coronado, individually or in the aggregate, have a Material Adverse Effect on Naturol;

     (e) there shall have been no events, changes or effects with respect to Naturol or its subsidiaries having or which could reasonably be expected to have a Material Adverse Effect on Naturol; and

     Section 5.3. Conditions to the Obligations of Naturol. The respective obligations of Naturol to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) the representations of Coronado contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct (except to the extent that the breach thereof would not have a Material Adverse Effect on Coronado) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date), and at the Closing Coronado shall have delivered to Naturol a certificate to that effect;

     (b) each of the covenants and obligations of Coronado to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing Coronado shall have delivered to Naturol a certificate to that effect; and

     (c) there shall have been no events, changes or effects with respect to Coronado having or which could reasonably be expected to have a Material Adverse Effect on Coronado.

                                  ARTICLE 6

                       Termination; Amendment; Waiver

     Section 6.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by Coronado's or Naturol's stockholders:

     (a) by mutual written consent of Coronado and Naturol;

     (b) by Naturol or Coronado if (i) any court of competent jurisdiction in the United States or other United States Governmental Entity shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or (ii) the Merger has not been consummated by February 1, 2002; provided, however, that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date;

     (c) by Coronado if (i) there shall have been a breach of any representation or warranty on the part of Naturol set forth in this Agreement, or if any representation or warranty of Naturol shall have become untrue, in either case such that the conditions set forth in Section 5.2(a) would be incapable of being satisfied by February 1, 2002 (or as otherwise extended), (ii) there shall have been a breach by Naturol of any of their respective covenants or agreements hereunder having a Material Adverse Effect on Naturol or materially adversely affecting (or materially delaying) the consummation of the Merger, and Naturol, as the case may be, has not cured such breach within 20 business days after notice by Coronado thereof, provided that Coronado has not breached any of its obligations hereunder,
(iii) Coronado shall have convened a meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders; or (iv) Coronado shall have convened a meeting of its Board of Directors to vote upon the Merger and shall have failed to obtain the requisite vote;

     (d) by Naturol if (i) there shall have been a breach of any representation or warranty on the part of Coronado set forth in this Agreement, or if any representation or warranty of Coronado shall have become untrue, in either case such that the conditions set forth in Section 5.3(a) would be incapable of being satisfied by February 1, 2002 (or as otherwise extended), (ii) there shall have been a breach by Coronado of its covenants or agreements hereunder having a Material Adverse Effect on Coronado or materially adversely affecting (or materially delaying) the consummation of the Merger, and Coronado, as the case may be, has not cured such breach within twenty business days after notice by Naturol thereof, provided that Naturol has not breached any of its obligations hereunder, (iii) the Coronado Board shall have recommended to Coronado's stockholders a Superior Proposal,
(iv) the Coronado Board shall have withdrawn, modified or changed its approval or recommendation of this Agreement or the Merger or shall have failed to call, give notice of, convene or hold a stockholders' meeting to vote upon the Merger, or shall have adopted any resolution to effect any of the foregoing, (v) Naturol shall have convened a meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders or (vi) Coronado shall have convened a meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders.

     Section 6.2. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders, other than the provisions of this Section 6.2 and Sections 4.7(c) and 6.3 hereof. Nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement.

     Section 6.3. Fees and Expenses. Except as specifically provided in  this
Section 6.3, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

     Section 6.4. Amendment. This Agreement may be amended by action taken by Coronado and Naturol at any time before or after approval of the Merger by the stockholders of Coronado and Naturol (if required by applicable law) but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

     Section 6.5. Extension; Waiver. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by any other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                  ARTICLE 7

                                Miscellaneous

     Section 7.1. Nonsurvival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement. This Section 7.1 shall not limit any covenant or agreement of the parties hereto which by its terms requires performance after the Effective Time.

     Section 7.2. Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

     Section 7.3. Validity. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

     Section 7.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested), to each other party as follows:

  If to Naturol:

     NATUROL, INC.
     Paul McClory
     6265 Stevenson Way,
     Las Vegas, Nevada 89119

  with a copy to:

     Stoecklein Law Group
     Donald J. Stoecklein, Esq.
     Suite 400
     402 West Broadway
     San Diego, California 92101

  if to Coronado:

     COLORADO EXPOLORATIONS LTD.
     535 Thurlow Street
     Suite 801
     BC, Canada V7N 3G7
or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     Section 7.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of law thereof.

     Section 7.6. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 7.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except as provided in Sections 4.9 and 4.11, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 7.8. Certain Definitions. For the purposes of this Agreement, the term:

     (a) "affiliate" means (except as otherwise provided in Sections 2.19, 3.19 and 4.13) a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

     (b) "business day" means any day other than a day on which Nasdaq is closed;

     (c) "capital stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;

     (d) "knowledge'' or "known'' means, with respect to any matter in question, if an executive officer of Coronado or Naturol or its subsidiaries, as the case may be, has actual knowledge of such matter;

     (e) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity; and

     (f) "subsidiary" or "subsidiaries" of Coronado, Naturol or any other person, means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which Coronado, Naturol or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the capital stock, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     Section 7.9. Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of Coronado, Naturol or any officer, director, employee, agent, representative or investor of any party hereto.

     Section 7.10. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder; provided, however, that, if a party hereto is entitled to receive any payment or reimbursement of expenses pursuant to Sections 6.3(a), (b) or (c), it shall not be entitled to specific performance to compel the consummation of the Merger.

     Section 7.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.


In Witness Whereof, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.


                                   NATUROL, INC.

                                   By:  /s/Paul McClory_____
                                    Name: Paul McClory
                                    Title: President


                                   COLORADO EXPOLORATIONS LTD.

                                   By:  /s/Mary M. Hethey___
                                    Name: Mary M. Hethey
                                    Title: President

                        CORONADO DISCLOSURE SCHEDULE

Schedule 2.1                                 Organization   See Amended
                                             Articles/Bylaws/Minutes

Schedule 2.2(c)                              Subsidiary     Coronado
                                             Subsidiary Corp. - 100% owned

Schedule 2.6                                 Consents & Approvals     None
                                             Required

Schedule 2.7                                 No Default     Not Applicable

Schedule 2.8                                 No Undisclosed Liability None
                                             Exist

Schedule 2.9                                 Litigation     None Exist

Schedule 2.10                                Compliance with
                                             Applicable Law Not Applicable -
                                             full disclosed in 10KSB

Schedule 2.11                                Employee Benefit Plans   Section
                                             2.11(a) Not Applicable - None
                                             Exist
                                                  Section 2.11(b) No Benefit
                                             Plan Exist
                                                  Section 2.11( c)No Options
                                             Exist
                                                  Section 2.11(d) No
                                             Agreements Exist

Schedule 2.12                                Environmental Laws and
                                             Regs Not Applicable

Schedule 2.13                                Tax Matters    None Exist

Schedule 2.14                                Title to Property   None Exist

Schedule 2.15                                Intellectual Property    None
                                             Exist

Schedule 2.16                                Insurance None Exist

Schedule 2.17                                Vote Required  See Shareholder
                                             Meeting Certificate

Schedule 2.18                                Tax Treatment  Not Applicable

Schedule 2.19                                Affiliates     Mary M. Hethey
                                                  Carsten Mide
                                                  Stacey Bligh

Schedule 2.20                                Certain Business
                                             Practices None Exist

Schedule 2.21                                Insider Interest    None Exist

Schedule 2.22                                Opinion of Financial
                                             Adviser   Waived - None Exist

Schedule 2.23                                Broker    None Exist

Schedule 4.1                                 Conduct of Business See Amended
                                             & Restated Articles

                         NATUROL DISCLOSURE SCHEDULE

Schedule 3.2(b) Subsidiary Stock             None Exist

Schedule 3.2(c) Capital Stock Rights         None  Exist  other  than  as  in
                                             Articles

Schedule 3.2(d) Securities conversions       None Exist

Schedule 3.2 (f) Subsidiaries                None Exist

Schedule 3.6 Consents & Approvals            None Required

Schedule 3.7 No Default                      Not Applicable

Schedule 3.8 No Undisclosed Liability        None Exist

Schedule 3.9 Litigation                      None Exist

Schedule 3.10 Compliance with Applicable Law Not Applicable

Schedule 3.11 Employee Benefit Plans         Section 3.11(c)No Options Exist
                                             Section  3.11(e)  No  Agreements
                                             Exist

Schedule 3.12 Environmental Laws and Regs    Not Applicable

Schedule 3.13 Tax Matters                    None Exist

Schedule 3.14 Title to Property              None Exist

Schedule 3.15(b) Intellectual Property       None Exist

Schedule 3.16 Insurance                      None Exist

Schedule 3.17 Vote Required                  See      Shareholder     Meeting
                                             Certificate

Schedule 3.18 Tax Treatment                  Not Applicable

Schedule 3.19 Affiliates                     Paul McClory
                                             Isaac Moss
                                             Michael J. Ram

Schedule 3.20 Certain Business Practices     None Exist

Schedule 3.21 Insider Interest               None Exist

Schedule 3.22 Opinion of Financial Adviser   Waived - None Exist

Schedule 2.23 Broker                         None Exist

Schedule 4.2 Conduct of Business             See Amended & Restated Articles